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November 9, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Code-Alarm, Inc. dated November 2, 1998.

Yours truly,




/s/Deloitte & Touche LLP